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EXHIBIT 10.1

                        BAY VIEW CAPITAL CORPORATION
                    SUPPLEMENTAL PHANTOM STOCK UNIT PLAN


     1.  Plan Purpose.  The purpose of the Plan is to focus Participants on
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measures that will lead to the creation of value for the Corporation and its shareholders and to provide the Participants with the opportunity to earn significant rewards commensurate with performance and shareholder value creation.

     2.  Definitions.  The following definitions are applicable to the Plan:
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         "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in section 425(e) and
(f), respectively, of the Code.

         "Agreement" -- means the written agreement entered into between the Corporation and a Participant to carry out the Plan with respect to the rights and entitlements of a Participant to earn Awards in accordance with the Plan's terms and conditions.

         "Award" -- means the grant by the Committee of a Phantom Stock Unit, as provided in the Plan.

         "Change in Control" -- means any of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in section 13(d) (3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation.

         "Code" -- means the Internal Revenue Code of 1986, as amended.

         "Committee" -- means the Committee referred to in section 3 hereof.

         "Continuous Service" -- means the absence of any interruption or termination of service as an Employee. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its Affiliates or any successor.

         "Corporation" -- means Bay View Capital Corporation, a Delaware corporation, and any successor thereto.

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         "Effective Date" -- means December 7, 1998.

         "Employee" -- means an officer who is employed either (i) by the Corporation or Bay View Bank at the level of senior vice president or above, or
(ii) by an Affiliate (other than Bay View Bank) at the level of executive vice president or above.

         "Grant Date" -- means the last day of the Quarter in which an Award is earned.

         "Market Value" -- means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

         "Net Interest Margin" -- means net interest spread after including a factor for the excess of interest-earning assets over interest-bearing liabilities for the three month period ending on the last day of a Quarter. Net interest spread represents the difference between the yield on interest-earning assets and cost of interest-bearing liabilities adjusted for income derived from noninterest-earning assets which are funded by interest-bearing liabilities.

         "Non-Employee Director" -- means a director who a) is not currently an officer or employee of the Corporation or any Affiliate; b) does not receive remuneration, directly or indirectly, from the Corporation in any capacity other than as a director; and (c) does not possess an interest in any other transactions or is not engaged in a business relationship for which disclosure would be required under Item 404(a) or (b) of Regulation S-K.

         "Participant" -- means an Employee who is selected by the Committee to participate in the Plan and with whom the Corporation enters into an Agreement.

         "Performance Target" -- means the performance criteria and the achievement goals established pursuant to section 5 hereof for the granting of Awards pursuant to section 6 hereof.

         "Phantom Stock Unit" -- means the right to receive on the Grant Date the Per Unit Value multiplied by the number of hypothetical Shares earned.

         "Per Unit Value" -- means the excess of the Market Value of a Share on the last day of the Quarter in which the Phantom Stock Unit is earned over $21.00, but such Market Value shall be limited to $36.25 prior to the earlier of a Change in Control or the Board of Directors of the Corporation approving a proposal or transaction that could result in a Change in Control.

         "Plan" -- means the Supplemental Phantom Stock Unit Plan of the Corporation.

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         "Quarter" -- means the three-month period ending on March 31, June 30,
September 30 or December 31 of each year, commencing on the Effective Date and ending on the date that the Plan expires in accordance with Section 16(b) hereof.

         "Share" -- means a share of the common stock of the Corporation.

         "Tangible ROE" -- means the consolidated after-tax net income of the Corporation (including nonrecurring and extraordinary items) determined in accordance with generally accepted accounting principles for the twelve month period ending on the last day of a Quarter, divided by the average tangible equity of the Corporation for such period.

         "Transaction Account Mix" -- means transaction accounts as a percentage of total retail deposits on the last day of a Quarter. Transaction accounts represent savings, checking and money market accounts including other deposit accounts which have similar interest rate risks.

     3.  Administration.  The Plan shall be administered by a Committee
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consisting of two or more individuals, each of whom shall be a Non-Employee
Director. The members of the Committee shall be appointed, removed and/or substituted from time to time by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of the Agreements; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4.  Participation.  The Committee may select Employees from time to time to
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become Participants in the Plan.  As a condition of participation, the
Corporation and the Employee shall enter into an Agreement relating to the entitlement of such Participant to earn Awards under this Plan. Employees approved for participation will be notified of their selection as soon after approval as practicable.

     5.  Performance Targets.  As soon as practicable after the end of each
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Quarter the Committee shall, based upon its review of the Corporation's financial statements for such Quarter, determine whether one or more Performance Targets were achieved during such Quarter. The Committee shall certify in writing whether a Performance Target was achieved during such Quarter based upon the actual performance results for such Quarter. There are three separate Performance Targets that may be achieved under this Plan. Each of the three Performance Targets may be achieved by the Corporation's attainment during any Quarter of a minimum level of performance in each of three applicable criteria -- Net Interest Margin, Tangible ROE (based upon the last four Quarters) and Transaction Account Mix -- as follows:

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

 Performance Target      Net Interest Margin         Tangible ROE         Transaction Account Mix
---------------------  -----------------------  ----------------------  ----------------------------
   First                           3.3%                   15.0%                       40%
   Second                          3.7%                   16.0%                       45%
   Third                           4.0%                   18.0%                       50%

     6.  Grant of Awards.
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         (a) Immediately upon the Committee's certification in writing of the satisfaction of a Performance Target during a Quarter each Employee who was a Participant in the Plan on the last day of such Quarter shall be granted an Award of a number of Phantom Stock Units in accordance with the terms of his or her Agreement.

         (b) In the event that one or more of the Performance Targets is not achieved on or before December 31, 2000, each Participant who is an Employee on December 31, 2000 shall be entitled to an Award of Phantom Stock Units hereunder equal to the number of Phantom Stock Units that would have been granted to such Participant if the next Performance Target had been satisfied, multiplied by a fraction, the numerator of which is the level of performance of the lowest performing of the three applicable criteria -- Net Interest Margin, Tangible ROE or Transaction Account Mix -- on December 31, 2000, and the denominator of which is the minimum level of performance of the same criteria that would have been required in order to satisfy the next Performance Target.

         (c) In the event that a Participant ceases Continuous Service for any reason, except as otherwise provided herein, such Participant's right of participation in this Plan shall thereupon cease and terminate.

     7.  Terms and Conditions of Phantom Stock Units.  A Phantom Stock Unit,
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when granted, shall evidence the right of a Participant to receive in cash the
Per Unit Value, multiplied by the number of hypothetical Shares earned thereby.

     8.  Exercise of Awards.
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         (a) The Per Unit Value shall be paid in cash within 45 days following the end of the Quarter in which the Phantom Stock Unit is awarded, unless (1) the Participant elects to defer receipt of such cash payment pursuant to subsection (b) hereof, or (2) the Committee, in its discretion, elects to delay the payment of all or a portion thereof until such time as the amount payable would be deductible to the Corporation or its Affiliate as contemplated by section 162(m) of the Code.

         (b) Participants who participate in the Bay View Capital Corporation Deferred Compensation Plan (the "BVCC Deferred Compensation Plan") may elect to defer their receipt of cash payment for their Per Unit Value pursuant to the Plan by their voluntary election to participate in the BVCC Deferred Compensation Plan. Based upon the terms and provisions of the BVCC Deferred Compensation Plan, certain Participants may irrevocably elect to defer the receipt of all or a portion of their Per Unit Value to a specified future date as permitted in the BVCC Deferred Compensation Plan. The election to defer the Per Unit Value pursuant to the BVCC Deferred Compensation Plan must be in writing and submitted to the Company's Human Resources Department within the time period required for deferral under the BVCC Deferred Compensation Plan.

     9.  Effect of Change in Control.  In the event of a Change in Control, each
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Participant, as soon as practicable following the Change in Control, shall receive a cash award in lieu of the

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Phantom Stock Units that such Participant could have earned in the future under the Plan. The amount of such cash award shall be equal to the following:

     A) The total number of Phantom Stock Units that the Participant is eligible to earn upon the achievement of all three Performance Targets, multiplied by a fraction, the numerator of which is the number of days from the Effective Date until the Change in Control, and the denominator of which is 756; multiplied by

     B) The Market Value of a Share at the Change in Control, minus $21.00 minus

     C) The value under section 7 hereof of all Phantom Stock Units previously awarded to the Participant.

    10.  Adjustments Upon Changes in Capitalization.  In the event of any
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change in the outstanding Shares subsequent to the Effective Date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the number of Shares underlying a Phantom Stock Unit that may thereafter be granted under the Plan, and the calculation of the Per Unit Value, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

    11.  Assignments and Transfers.  No right or interest of any Participant in
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this Plan will be assignable or transferable or subject to any lien or encumbrance, whether directly or indirectly, by operation of law or otherwise, including, without limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy except, in the event of the death of a Participant, by will or the laws of descent and distribution.

    12.  Employee Rights Under the Plan.  No Employee shall have a right to be
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selected as a Participant, and no Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Corporation or any Affiliate.

    13.  Withholding Tax. The Corporation shall have the right to deduct from
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all amounts paid in cash with respect to the Per Unit Value under the Plan any taxes required by law to be withheld with respect to such cash payments.

    14.  Excise Taxes.  In the event it shall be determined that any payment or
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distribution by the Corporation or its affiliates to or for the benefit of the
Participant (whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise, but determined without regard to any additional payments required under this Section) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Code") or any interest or penalties are incurred by the Participant with respect to such excise tax(such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitations, any income taxes (and any interest and penalties imposed with

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respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the
Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

    15.  Amendment or Termination.  The Committee, in its sole and absolute
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discretion, may modify or amend any or all of the provisions of this Plan at any time and from time to time, without notice, and may suspend or terminate it entirely. However, no such modification, amendment, suspension, or termination will be made prior to the Committee determining whether the approval of the stockholders of the Corporation is required or desirable pursuant to applicable law or regulation; provided, further, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore earned pursuant to the Plan.

    16.  Effective Date and Term of Plan.
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         (a)  The Plan shall become effective upon its adoption by the Board of
Directors of the Corporation, effective as of December 7, 1998.

         (b) Unless sooner terminated under section 15 hereof, the Plan shall expire as soon as practicable after the earliest to occur of the dates specified below and the satisfaction of all of the Corporation's responsibilities and obligations with respect to all Awards earned through such date:

              (1) The date on which all three Performance Targets have been achieved.

              (2)  December 31, 2000.

              (3)  A Change in Control.

    17.  Beneficiary Designation.  Each Participant under the Plan may, from
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time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any Award under the Plan is to be paid in case of his death before he receives any or all of such Award. Each designation will revoke all prior designations by the same Participant, will be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death will be paid to the Participant's estate.

     18.  No Funding.  Nothing contained in this Plan and no action taken
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hereunder will create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant or beneficiary or any other person. Amounts due under this Plan at any time and from time to time will be paid from the general funds of the Corporation. To the extent that any person acquires a right to receive payments hereunder, such right shall be that of an unsecured general creditor of the Corporation.

     19.  Indemnification of Committee.  No member of the Committee shall be
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liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Awards made hereunder; and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may be in effect from time to time.

     20.  Binding Effect.  The Plan shall inure to the benefit of the
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Participants hereunder and

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their respective heirs, devisees and legal representatives, and it shall be binding on the successors of the Corporation and its Affiliates.

     21.  Expenses of the Plan.  The expenses of administering the Plan will be
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borne by the Corporation.

     22.  Governing Law.  The Plan will be construed in accordance with and
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governed by the laws of the State of California, except to the extent that such laws are preempted by Federal law.

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